UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Sep 10, 2010

AMERICAN POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-151517 (Commission File Number)	26-0693872 (IRS Employer Identification Number)

16 Market Square Centre
1400 16th Street, Suite 400
Denver – CO 80202
 (Address of principal executive offices)

(720) 932-8389
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2010, American Power Corp. (the “Company”) entered into a Stock Issuance Agreement (the “Agreement”) with Black Sands Holdings Inc., a corporation organized under the laws of the Marshall Islands (“Black Sands”), whereby the Company has the right to require Black Sands to purchase up to $10,000,000 of the Company’s securities until March 31, 2013, unless extended by either the Company o Black Sands for an additional twelve (12) months.

Under the terms of the Agreement, the Company may, from time to time, request an advance from Black Sands up to $1,000,000, in integral multiples of $100,000 (each, an “Advance”) per request for operating expenses, acquisitions, working capital and general corporate activities.  Following receipt of any Advance, the Company shall sell and issue Black Sands units, each unit consisting of one share of the Company’s common stock and a warrant to purchase one share of common stock at the Unit Price. As described in the Agreement, the “Unit Price” shall mean a price equal to 75% of the volume weighted average of the closing price of the Company’s common stock for the ten (10) business days preceding the date of any notice requesting an Advance, as quoted on Nasdaq or such other quotation system as agreed upon by the Company and Black Sands.  Each warrant issued as components to Units shall represent the right of Black Sands to purchase one share of common stock at an exercise price equal to 150% of the Unit Price.  All warrants to be issued as components to the Units will have a three (3) year term from the date of issuance.

The foregoing is qualified in its entirety by the Agreement.  For further information see the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

On September 10, 2010 the Company entered into a Settlement Agreement (the “Settlement”) with Black Sands.  In exchange for the release of claims by Black Sands against the Company, we have agreed to enter into a debt to equity conversion as a means of settling the outstanding loan amount of US$208,602.74.  Accordingly, Black Sands has agreed to settle the outstanding amount owed by the Company through acceptance of common stock (the “Shares”) of the Company. Such Shares will be issued at a conversion rate of $0.50. The parties agree that 417,205 shares will satisfy the amount of US$208,602.74 in full.  The Shares will be issued with a restrictive legend.

The foregoing is qualified in its entirety by the Settlement.  For further information see the Settlement attached hereto as Exhibit 10.12 and incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in its entirety into this Item 3.02.

Although the Company has not requested any Advance at this time, the Company has the right to request an Advance(s) from Black Sands to purchase during the term of the Agreement up to $10,000,000 worth of Units. In the event the Company requests an Advance from Black Sands, the number of Units to be sold and issued to Black Sands, and the Unit Price therefor, shall be conducted pursuant to the terms and conditions of a subscription agreement, which will be further disclosed by the Company in a subsequent Form 8-K under this Item 3.02.  As contemplated, any sale and issuance of Units to Black Sands will be conducted in reliance upon an exemption from registration under the Securities Act of 1933, as amended, afforded by Regulation S promulgated thereunder.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Stock Issuance Agreement, dated September 10, 2010
10.12	Settlement Agreement, dated September 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER CORP., a Nevada corporation

Dated: Sep 13, 2010	By:
/s/ Al Valencia
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Stock Issuance Agreement, September 10, 2010